POWER OF ATTORNEY

This statement confirms that I have authorized and designated John W. Geelan,

James Grant and Melissa D. Richason, and each of them, as my attorney-in-fact to execute and file on my behalf all Forms 3 (Initial Statement of Beneficial

Ownership of Securities), Forms 4 (Statement of Changes in Beneficial

Ownership of Securities) and Forms 5 (Annual Statement of Changes in

Beneficial Ownership), including any and all amendments thereto, that I may be required to file with the Securities and Exchange Commission as a result of my ownership of or transactions in securities of Piper Jaffray Companies.

This power of attorney shall continue in effect until I am no longer required to file Forms 4 and 5 with regard to my ownership of or transactions in securities of Piper Jaffray Companies, unless I earlier revoke this power of attorney in a writing delivered to the above-named attorneys-in-fact.  I acknowledge that the above-named attorneys-in-fact are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of

1934.

Dated:  January 28, 2014

 Signature

/s/ Scott C. Taylor